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                                                                   EXHIBIT 3.1.a

                          CERTIFICATE OF INCORPORATION

                                       OF

                         MANCHESTER EQUIPMENT CO., INC.

                            UNDER SECTION 402 OF THE
                            BUSINESS CORPORATION LAW

     THE undersigned, being over the age of twenty-one years, desiring to form a corporation pursuant to Article Four of the Business Corporation Law of the State of New York, does hereby make subscribe and acknowledge this certificate for that purpose as follows:

     FIRST: The name of the proposed corporation is MANCHESTER EQUIPMENT CO., INC.

     SECOND: To purposes for which this corporation is formed are follows, to with

     To manufacture, buy, sell, lease and deal in and with typewriting machines, parts and machines of all types and natures and all other articles incident to, or desirable in connection therewith;

     To buy, lease and otherwise acquire lands and interest in lands of any kind and description of wheresoever situated; to buy, lease and otherwise acquire and to construct and erect buildings and structures in and on such lands for any use and purposes to hold, own, improve, develop, maintain, operate, let, lease, mortgage, sell or otherwise dispose of such property or any part thereof; to equip and operate buildings and structures of whatsoever kind.

     To own, lease, operate, maintain, build, manage and control real estate necessary to conduct the business.

     To borrow money, to execute notes, pledges, and negotiable papers of every type and description for the purpose of the business. To purchase or otherwise acquire the control, right and interest, real of personal, from any person firm or corporation engaged in the same general line of business, or to hold in any manner to dispose of the whole or any part of the property so acquired, and to exercise all the powers necessary or convenient to conduct and manage said business.

     To enter into, make, perform and carry out contracts, of every sort and kind; which may be necessary or convenient for the business of the corporation, or business of any similar nature, with any person, firm, corporation, private or public, or municipal body politic under the Government of the United States, or any state, territory or colony thereof, or any foreign government so far as, to the extent that, the same may be done or performed by Corporations under the Business Corporation Law.

     To do all and everything necessary suitable and proper for the accomplishment of any of the purposes of the attainment of any of the objects or, the furtherance of any of the powers hereinbefore act forth, either alone or assisted with other corporations, firms or individuals, and to do any other acts incidental or pertaining to, or growing out of, or connected with the aforesaid business or power, or any part or parts thereof, provided the same be not inconsistent with the Law under which this Corporation is organized.

     The foregoing enumeration of specific powers shall not restrict in any manner the general power of the corporation as conferred by the laws of the State of New York upon corporations organized under the Business Corporation Law.

     THIRD: The aggregate number of shares which the corporation shall have authority to issue is two hundred shares of common stock without par value.

     FOURTH: The office of the corporation is to be located in Massapequa, Town of Oyster Bay, County of Nassau and State of New York.

     FIFTH: The Secretary of State of the State of New York is hereby designated as the agent of the corporation upon whom any process in any action or proceeding may be served. The address to which the
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Secretary of State shall mail a copy of process any action or proceeding against the corporation which may be served upon him is:

                                684 Broadway
                                Massapequa, New York

     SIXTH: All powers vested by Law in the Board of Directors shall be exercised by the stockholders and the officers of the corporation shall be elected by the stockholders.

     IN WITNESS WHEREOF, I have made and subscribed this Certificate of Incorporation this 16th day of August, 1973, and affirm that statements made herein are true under the penalties of perjury.

                                          /s/ RUTH LIKE

                                          --------------------------------------
                                          Ruth Like
                                          52 Division Avenue
                                          Massapequa, New York
STATE OF NEW YORK
COUNTY OF NASSAU

     On the 16th day of August, 1973, before me personally came Ruth Like to me known and known to me to be the person described in, and who executed the foregoing certificate of incorporation, and she duly acknowledge to me that she executed the same.

                                          /s/ STUART E. DAVIS

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                                          Stuart E. Davis
                                          Notary Public
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